                                  EXHIBIT 12(a)

                         THE CHASE MANHATTAN CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)


                                                                                     Three Months Ended
                                                                                       March 31, 2000
                                                                                       --------------
EXCLUDING INTEREST ON DEPOSITS
------------------------------
Income before income taxes                                                                  $ 2,093
                                                                                            -------

Fixed charges:
      Interest expense                                                                        1,483
      One-third of rents, net of income from subleases (a)                                       39
                                                                                            -------
Total fixed charges                                                                           1,522
                                                                                            -------

Less:  Equity in undistributed income of affiliates                                             (17)
                                                                                            -------

Earnings before taxes and fixed charges, excluding capitalized interest                     $ 3,598
                                                                                            =======

Fixed charges, as above                                                                     $ 1,522
                                                                                            =======

Ratio of earnings to fixed charges                                                             2.36
                                                                                            =======

INCLUDING INTEREST ON DEPOSITS
------------------------------
Fixed charges, as above                                                                     $ 1,522

Add:  Interest on deposits                                                                    1,965
                                                                                            -------

Total fixed charges and interest on deposits                                                $ 3,487
                                                                                            =======

Earnings before taxes and fixed charges, excluding capitalized interest,
   as above                                                                                 $ 3,598

Add:  Interest on deposits                                                                    1,965
                                                                                            -------

Total earnings before taxes, fixed charges and interest on deposits                         $ 5,563
                                                                                            =======


Ratio of earnings to fixed charges                                                             1.60
                                                                                            =======



--------------------------------------------------------------------------------

(a)  The proportion deemed representative of the interest factor.



                                      -41-